                                                                   EXHIBIT 10.26

          Employment Agreement (the "Agreement") dated as of May 16, 1999, by and between SYNETIC, INC., a Delaware corporation (the "Company"), and MICHAEL
A. SINGER ("Executive").

          WHEREAS, the Company, Marlin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and Medical Manager Corporation, a Delaware corporation ("Medical Manager") have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub shall merge with and into Medical Manager, the separate corporate existence of Merger Sub shall cease and Medical Manager shall be the surviving corporation of the merger (the "Merger");

          WHEREAS, pursuant to the Merger, each outstanding share of common stock, par value $.01 per share, of Medical Manager ("Medical Manager Common Stock"), including shares of Medical Manager Common Stock held by Executive, shall be converted into the right to receive shares of common stock, par value $.01 per share, of the Company ("Company Common Stock"); and

          WHEREAS, as an inducement for the Company to enter into the Merger Agreement, the parties desire to enter into this Agreement (including, without limitation, the covenants contained in Section 6 below), to be effective at the Effective Time (as defined in the Merger Agreement);

          NOW, THEREFORE, in consideration of the mutual covenants in this Agreement, the parties agree as follows:

          1.   Effectiveness of Agreement and Employment of Executive.
               ------------------------------------------------------

          1.1. Effectiveness of Agreement.  This Agreement shall become
               --------------------------
effective as of the Effective Time. In the event that the Merger is not effected and the Merger Agreement is terminated, this Agreement shall be null and void.

          1.2  Employment by the Company.  (a)  The Company hereby employs
               -------------------------
Executive as the sole Vice Chairman and Co-Chief Executive Officer of the Company and Executive hereby accepts such employment with the Company.
Executive shall also serve as the most senior executive officer of Medical Manager Research and Development Inc., a Florida corporation and a wholly owned subsidiary of Medical Manager. Executive shall report to, and perform such duties and services for the Company and its subsidiaries and affiliates (such subsidiaries and affiliates, collectively, "Affiliates") commensurate with such position as may be designated from time to time by, the Chairman of the Board of Directors of the Company (the "Board"). During the Employment Period, the Company shall, subject to its fiduciary duties, use its best efforts to include Executive in management's nominees for election, and recommend the election of Executive, as a member of the Board. In the event that the Employment Period (as defined below) is terminated for any reason, Executive agrees that he shall promptly resign from the Board.
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          (b)  Executive shall perform his duties hereunder at 15151 North West
99/th/ Street, Alachua, Florida. During the Employment Period, any travel by Executive shall be at Executive's discretion. Executive shall use his best and most diligent efforts to promote the interests of the Company and the Affiliates, and shall devote all of his business time and attention during normal business hours to his employment under this Agreement, subject to such other activities which will not, singularly or in the aggregate, interfere or be inconsistent with his duties and obligations under this Agreement (including, without limitation, Section 6) and for which Executive has received the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that (subject to compliance with the other requirements of this sentence), such consent of the Company shall not be required to the extent that Executive (i) serves in any capacity with any civic, educational or charitable organization, or any trade association, (ii) continues to serve on the board of directors of any corporation on which he is a director on the date hereof (as disclosed by Executive to the Company prior to the date hereof) and (iii) serves, upon prior written notice to the Company, on the board of directors of any other corporation that is not engaged in any business that is in competition or conflict with any present or planned business of the Company or any of its Affiliates.

          2.   Compensation and Benefits.
               -------------------------

          2.1  Salary.  The Company shall pay Executive for services during the
               ------

Employment Period a base salary at the annual rate of $250,000. Such base salary may be increased (but not decreased) from time to time in the sole discretion of the Board or the Compensation Committee of the Board. Such base salary shall be payable in equal installments, no less frequently than monthly, pursuant to the Company's customary payroll policies in force at the time of payment, less any required or authorized payroll deductions.

          2.2  Benefits.  During the Employment Period, Executive shall be
               --------
entitled to participate, on the same basis and at the same level as other senior officers of the Company, in any group insurance, hospitalization, medical, health and accident, disability, fringe benefit and tax-qualified retirement plans or programs of the Company now existing or hereafter established to the extent that he is eligible under the general provisions thereof.

          2.3  Expenses.  Pursuant to the Company's customary policies in force
               --------
at the time of payment, Executive shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorized expenses properly and reasonably incurred by him on behalf of the Company or its Affiliates in the performance of his duties hereunder.

          2.4  Vacation.  Executive shall be entitled to vacation time
               --------
consistent with the Company's vacation policies, but in no event less than four weeks per year. The date or dates of such vacations shall be selected by Executive having reasonable regard to the business needs of the Company.

          2.5  Car Allowance.  During the Employment Period, the Company shall
               -------------
provide Executive with a car allowance in accordance with Company policy.

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          3.   Employment Period.  Executive's employment under this Agreement
               -----------------
shall commence as of the Effective Time, and shall terminate on the fifth anniversary thereof, unless terminated earlier pursuant to Section 5 or renewed pursuant to this Section 3 (the "Employment Period"). Unless written notice of either party's desire to terminate the Employment Period has been given to the other party prior to the expiration of the Employment Period (or any one-month renewal thereof contemplated by this sentence), the Employment Period shall be automatically renewed for successive one-month periods.

          4.   Option Grant.  (a) At or about the Effective Time, Executive
               ------------
shall, subject to the approval of the Company's shareholders at the special meeting called for approval of the Merger (and the Chairman of the Board of the Company shall vote his shares in favor of such grant), be granted an option (the "New Option") to purchase 650,000 shares of Company Common Stock, at an exercise price equal to the fair market value of the Company Common Stock (as determined by the Stock Option Committee of the Board) on the date of grant; provided, however, that the grant of the New Option shall be further subject to the approval of the Stock Option Committee of the Board in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The New Option shall, subject to Section 5, be exercisable in accordance with the following schedule:

          Anniversary of                 % of New
          the Effective Time             Option Exercisable
          ------------------             ------------------

             1/st/                             20%
             2/nd/                             40%
             3/rd/                             60%
             4/th/                             80%
             5/th/                            100%

          (b) In the event that (x) a Change in Control (as defined below) that is approved by a majority of the Incumbent Directors (as defined below) occurs during the Employment Period and (y) (i) Executive is still employed by the Company on the six-month anniversary of the date on which such Change in Control occurs or (ii) the Employment Period is terminated by the Company without Cause or by Executive for Good Reason during the period commencing on the date on which such Change in Control occurs and ending on the six- month anniversary thereof, the New Option shall become fully vested and exercisable on the six-month anniversary of the date on which such Change in Control occurs (in the case of clause (i) above) or on the effective date of such termination of the Employment Period (in the case of clause (ii) above).

          (c) In the event that a Change in Control that is not approved by a majority of the Incumbent Directors occurs during the Employment Period, the New Option shall become fully vested and exercisable on the date on which such Change in Control occurs.

          (d) In the event that, prior to the occurrence of a Change in Control, (i) a material reduction in Executive's title or responsibilities, as set forth in Section 1.2(a), occurs, (ii) Executive provides written notice detailing such material reduction to the Company within 30

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

days after such material reduction occurs and (iii) such material reduction remains in effect 30 days after such written notice is provided to the Company, the New Option shall become fully vested and exercisable upon the expiration of the 30-day period described in this clause (iii).

          (e) The New Option shall be subject to the additional terms and conditions specified in a Stock Option Agreement to be entered into between the Company and Executive, substantially in the form attached hereto as Exhibit A ("Exhibit A").

          (f) For purposes of this Section 4, a "Change in Control" shall be deemed to have occurred:

          (i) when any "person", as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof, including a "group", as defined in Section 13(d) and 14(d) thereof (but excluding Martin J. Wygod and his affiliates, the Company (and any successor to the Company in a transaction which did not result in a Change in Control), any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee)) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of its then outstanding securities;

          (ii) when, during any period of 24 consecutive months during the Employment Period, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors"), cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of or with the approval of at least a majority of the directors of the Company who then qualified as Incumbent Directors, either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this clause
     (ii);

          (iii) when there is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, 50% or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities or (C) a merger or consolidation where at least a majority of the members of the board of directors of the corporation resulting from such merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization or consolidation;

          (iv) when there is a sale or disposition of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of its assets to an entity, at least 50% of the combined voting power of the outstanding securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

          (v)  when the Company adopts a plan of complete liquidation.

          5.   Termination.
               -----------

          5.1  Termination by the Company for Cause.  The Employment Period may
               ------------------------------------
be terminated at any time by the Company for Cause (as defined below). Upon such a termination, (i) the Company shall have no obligation to Executive pursuant to this Agreement other than the payment of Executive's earned and unpaid base salary to the effective date of such termination and (ii) Executive shall not be entitled to any additional rights or vesting with respect to the New Option following the effective date of such termination. For purposes of this Agreement, the term "Cause" shall mean any of the following:

          1. A willful failure of Executive to perform his duties under this Agreement, which failure has not been cured (to the extent susceptible to cure) within 30 days following written notice from the Company detailing such failure;

          2. Any willful misconduct by Executive relating, directly or indirectly, to the Company or any of its Affiliates, which breach has not been cured (to the extent susceptible to cure) within 30 days following written notice from the Company detailing such breach;

          3. Any material breach by Executive of this Agreement, including, without limitation, Section 6 hereof, which breach has not been cured (to the extent susceptible to cure) within 30 days following written notice from the Company detailing such breach; or

          4. Executive's commission of a common law fraud against the Company or any of its Affiliates or conviction of a felony.

          5.2  Death and Disability.  The Employment Period may be deemed
               --------------------
terminated by the Company upon the death of Executive or Executive becoming Disabled (as defined below), and the Company shall have the following obligations to Executive or Executive's estate (but no other obligation to Executive or Executive's estate pursuant to this Agreement): (i) a continuation of his base salary (at the rate in effect at the time of such termination) for a period

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

(the "Applicable Period") commencing on the date of termination and ending on the fifth anniversary of the Effective Time (or such later date to which the Employment Period had been extended), payable in accordance with the third sentence of Section 2.1, (ii) a continuation of the benefits to which Executive is entitled pursuant to the Welfare Plans (as defined below) for the Applicable Period and (iii) the New Option shall be fully vested and exercisable as of the date on which the Employment Period terminates, and shall remain exercisable as if Executive remained in the employ of the Company during the Applicable Period; provided, however, that the continuation of such salary, welfare benefits and New Option exercisability shall end on the occurrence of any circumstance or event that would constitute Cause, including, without limitation, a breach of the covenants contained in Section 6 below; and provided further, however, that Executive's eligibility to continue to participate in the Welfare Plans shall cease at such time as Executive is offered comparable coverage with a subsequent employer. For purposes of this Agreement, Executive shall be "Disabled" if (i) Executive becomes incapacitated by bodily injury or disease (including as a result of mental illness) so as to be unable to regularly perform the duties of his position for a period in excess of 180 days in any consecutive twelve-month period or (ii) a qualified independent physician determines that Executive is mentally or physically disabled so as to be unable to regularly perform the duties of his position and such condition is expected to be of a permanent duration.

          5.3  Termination by the Company Without Cause.  The Employment Period
               ----------------------------------------
may be terminated at any time by the Company without Cause. If the Company terminates the Employment Period without Cause, the Company shall have the following obligations to Executive (but excluding any other obligation to Executive pursuant to this Agreement): (i) a continuation of his base salary (at the rate in effect at the time of such termination) for a period (the "Severance Period") commencing on the date of termination and ending on the later of (x) the second anniversary of the date of termination and (y) the fifth anniversary of the Effective Time (or such later date to which the Employment Period had been extended), payable in accordance with the third sentence of
Section 2.1, (ii) Executive shall be eligible to continue to participate during the Severance Period on the same terms and conditions that would have applied had he remained in the employ of the Company during the Severance Period in all health, medical, dental and other welfare plans provided to Executive pursuant to Section 2.2 at the time of such termination and which are provided by the Company to its employees following the date of termination ("Welfare Plans") and
(iii) the New Option shall be fully vested and exercisable as of the date on which the Employment Period terminates, and shall remain exercisable as if Executive remained in the employ of the Company during the Severance Period; provided, however, that the continuation of such salary, welfare benefits and New Option exercisability shall end on the occurrence of any circumstance or event that would constitute Cause, including, without limitation, a breach of the covenants contained in Section 6 below; provided further, however, that Executive's eligibility to participate in the Welfare Plans shall cease at such time as Executive is offered comparable coverage with a subsequent employer.
If Executive is precluded from participating in any Welfare Plan by its terms or applicable law, the Company shall provide Executive with benefits that are reasonably equivalent in the aggregate to those which Executive would have received under such plan had he been eligible to participate therein. Anything to the contrary herein notwithstanding in Section 5.2 or this Section 5.3, the Company

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

shall have no obligation to continue to maintain any Welfare Plan solely as a result of the provisions of this Agreement.

          5.4  Liquidated Damages.  Executive acknowledges that any payments
               ------------------
under Section 5.3 or Section 5.5 resulting from a termination of the Employment Period by the Company without Cause or by Executive for Good Reason (as defined below) are in lieu of any and all (i) claims that Executive may have against the Company or any of its Affiliates, (ii) benefits under the Company's employee benefit plans that by their terms survive termination of employment (other than Executive's vested accrued benefits as of the date of termination under such employee benefit plans) and (iii) benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and represent liquidated damages (and not a penalty).

          5.5  Termination by Executive for Good Reason.  (a)  The Employment
               ----------------------------------------
Period may be terminated at any time by Executive for Good Reason. If Executive terminates the Employment Period for Good Reason, Executive shall be entitled to the same salary and welfare benefit continuation and New Option vesting acceleration and continuation of exercisability that he would have been entitled to receive under Section 5.3 if the Employment Period were terminated by the Company without Cause.

          (b) For purposes of this Agreement, the term "Good Reason" shall mean any of the following conditions or events which condition(s) or event(s) remain in effect 30 days after written notice is provided by Executive to the Company detailing such condition or event:

          1. A material reduction in Executive's title or responsibilities, as set forth in Section 1.2(a);

          2. The relocation of Executive's principal place of work more than 30 miles from 15151 North West 99/th/ Street, Alachua, Florida;

          3.   Any reduction in Executive's base salary;

          4.   Any material breach by the Company of this Agreement;

          5. The occurrence of a Change in Control that is not approved by a majority of the Incumbent Directors;

          6. Executive's remaining in the employ of the Company for a period of six months following the occurrence of a Change in Control that is approved by a majority of the Incumbent Directors; or

          7. A notice of non-renewal of the Employment Period by the Company in accordance with Section 3.

          5.6  Resignation by Executive Without Good Reason.  Executive may
               --------------------------------------------
resign from any of his positions hereunder at any time or otherwise terminate the Employment Period at

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

any time without Good Reason. Upon such a resignation or event, (i) the Company shall have no obligation to Executive pursuant to this Agreement other than the payment of Executive's earned and unpaid base salary to the effective date of such termination and (ii) Executive shall not be entitled to any additional rights or vesting with respect to the New Option following the effective date of such termination.

          6.   Covenants of Executive.
               ----------------------

          6.1  Confidentiality.  (a)  Executive understands and acknowledges
               ---------------
that in the course of his employment, he will have access to and will learn information proprietary to the Company and its Affiliates that concerns the operation and methodology of the Company and its Affiliates, including, without limitation, business, manufacturing and research plans, financial information, information concerning identity and source of supply of raw materials and equipment and machinery, manufacturing methods, processes and techniques, specifications and tolerances of products, research and development, quality control, test instructions, field testing data, performance and reliability data, product design, protocols, proposals, manuals, scientific data, computer source codes, programs, software, prices and pricing formulae, knowhow and specifications, copyrights, trade secrets, market information, Developments (as defined below), data and customer information (collectively, "Proprietary Information"). Executive agrees that, at all times (including following termination of the Employment Period), he will keep confidential and will not disclose directly or indirectly any such Proprietary Information to any third party, except as required to fulfill his duties hereunder, and will not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which (i) was already available to the public at the time of disclosure, or subsequently becomes available to the public, otherwise than by breach of this Agreement, or
(ii) was the subject of a court order to disclose. Upon any termination of the Employment Period, Executive shall immediately return to the Company all copies of any Proprietary Information in his possession.

          (b) Executive agrees that at any time during the Restricted Period (as defined below in Section 6.2), Executive shall not make, or cause or assist any other person to make, any statements or other communications to any third party that impugns or attacks, or is otherwise critical of, the reputation, business or character of the Company, its Affiliates or any of their respective officers, employees, products or services.

          6.2  Restrictions on Solicitation.  During the period beginning on the
               ----------------------------
Effective Time and ending on the later of (x) the first anniversary of the date of cessation of the employment of Executive for any reason whatsoever and (y) the fifth anniversary of the Effective Time (or the last day of the Applicable Period or the Severance Period, if longer) (the "Restricted Period"), Executive shall not, directly or indirectly, without the prior written approval of the Company, solicit or contact any customer of the Company or any of its Affiliates for any commercial pursuit that is in competition with the Company or any of its Affiliates, or that is contemplated from time to time by the business plan of the Company or any of its Affiliates, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Company or any of its Affiliates, or induce, or attempt to induce, any employees, agents or consultants of or to the Company or any of its Affiliates to do anything from which Executive is restricted by reason of this Agreement, nor shall Executive, directly or indirectly, offer or aid others to offer employment to, or interfere or attempt to interfere with any employment, consulting or agency relationship with, any employees, agents or consultants of the Company or any of its Affiliates.

          6.3  Restrictions on Competitive Employment.  (a)  During the
               --------------------------------------
Restricted Period, Executive shall not, without the prior written approval of the Company, directly or indirectly, own an interest in or, as principal, agent, employee, consultant or otherwise, engage in activities for or render services to, any firm or business (i) engaged in competition with the Company or any of its Affiliates, (ii) conducting a business of the type and character engaged in by (or contemplated by the business plan of) the Company or any of its Affiliates at the time of termination, (iii) developing products or services competitive with those of the Company or any of its Affiliates or (iv) conducting any business in which the Company or any of its Affiliates is then engaged if Executive has engaged in activities for such business of the Company or such Affiliates or obtained Proprietary Information with respect thereto (all of the businesses in clauses (i), (ii), (iii) and (iv) collectively, "Competitive Business"), in any area within the United States where the Company or such Affiliate carries on or is contemplating carrying on such business. Notwithstanding the foregoing, Executive may have an interest consisting of publicly traded securities constituting less than 2 percent of any class of public traded securities in any public company engaged in a Competitive Business (a "Competing Company") so long as he is not employed by and does not consult with, or become a director of or otherwise engage in any activities for, such Competing Company.

          (b) For purposes of the covenant not to compete set forth in paragraph (a) above, Executive acknowledges that the Company and its Affiliates presently conduct their businesses throughout the United States. Executive agrees that the Restricted Period and the geographical areas encompassed by such covenant are necessary and reasonable in order to protect the Company and its Affiliates in the conduct of their businesses. The parties intend that the foregoing covenant of Executive shall be construed as a series of separate covenants, one for each geographic area specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant set forth in paragraph (a) above. To the extent that the foregoing covenant or any provision of this Section 6.3 shall be deemed illegal or unenforceable by a court or other tribunal of competent jurisdiction with respect to (i) any geographic area, (ii) any part of the time period covered by such covenant, (iii) any activity or capacity covered by such covenant or (iv) any other term or provision of such covenant, such determination shall not affect such covenant with respect to any other geographic area, time period, activity or other term or provision covered by or included in such covenant.

          6.4  Assignment of Developments.  All Developments that are at any
               --------------------------
time made, conceived or suggested by Executive, whether acting alone or in conjunction with others, during or as a result of Executive's employment with the Company or the Affiliates, shall be the sole and absolute property of the Company and the Affiliates, free of any reserved or other rights of any kind on Executive's part. During Executives's employment and, if such Developments were made or conceived by Executive during or as a result of Executive's employment with the

Company or the Affiliates, thereafter, Executive shall promptly make full disclosure of any such Developments to the Company and, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) reasonably deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company and the Affiliates of Executive's right and title, if any, to such Developments. For purposes of this Agreement, the term "Developments" shall mean all data, discoveries, findings, reports, designs, plans, inventions, improvements, methods, practices, techniques, developments, programs, concepts, and ideas, whether or not patentable, relating to the present or planned activities, or future activities of which Executive is aware, or the products and services of the Company or any of the Affiliates.

          6.5  Disclosure of Information.  During the Employment Period,
               -------------------------
Executive shall use his best efforts to disclose to the Chairman of the Board of the Company any bona fide information known by him that would have any material negative impact on the Company or an Affiliate.

          6.6  Remedies.  Executive acknowledges and agrees that damages for a
               --------
breach or threatened breach of any of the covenants set forth in this Section 6 will be difficult to determine and will not afford a full and adequate remedy, and therefore agrees that the Company, in addition to seeking actual damages in connection therewith, may seek specific enforcement of any such covenant in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction.

          7.   Notices.  Any notice or communication given by either party
               -------
hereto to the other shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

          (a)  if to the Company:

               Synetic, Inc.
               669 River Drive
               Elmwood Park, New Jersey  07407-1361
               Telecopier No.:  (201) 703-3401
               Attn:  General Counsel

          (b) if to Executive, to the address set forth on the signature page hereof.

Any notice shall be deemed given when actually delivered to such address, or two days after such notice has been mailed or sent by overnight courier, whichever comes earliest. Any person entitled to receive notice may designate in writing, by notice to the other, such other address which notices to such person shall thereafter be sent.

          8.   Miscellaneous.
               -------------

          8.1  Entire Agreement.  This Agreement (and Exhibit A hereto) contains
               ----------------
the entire understanding of the parties in respect of its subject matter and supersedes upon its effectiveness all other prior agreements and understandings between the parties or between Executive and Medical Manager with respect to such subject matter, including, without limitation, the Employment Agreement dated February 4, 1997 between Medical Manager and Executive and any prior bonus arrangement between Medical Manager and Executive.

          8.2  Amendment; Waiver.  This Agreement may not be amended,
               -----------------
supplemented, canceled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

          8.3  Binding Effect; Assignment.  The rights and obligations of the
               --------------------------
Company under this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. Executive's rights or obligations under this Agreement may not be assigned by Executive, except that the right specified in Section 5.2 shall pass upon Executive's death to Executive's executor or administrator.

          8.4  Headings.  The headings contained in this Agreement are for
               --------
reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          8.5  Governing Law; Interpretation.  Subject to Section 13 of Exhibit
               -----------------------------
A hereto relating to the New Option, this Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida.

          8.6  Further Assurances.  Each of the parties agrees to execute,
               ------------------
acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

          8.7  Severability.  The parties have carefully reviewed the provisions
               ------------
of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement is determined by a court of competent jurisdiction to be excessively broad as to

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

duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

          8.8  Withholding Taxes.  All payments hereunder shall be subject to
               -----------------
any and all applicable federal, state, local and foreign withholding taxes.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    SYNETIC, INC.



                                    By:__________________________________
                                       Name:
                                       Title:


                                    EXECUTIVE


                                    _____________________________________
                                    Michael A. Singer

                                    Address:_____________________________
                                    _____________________________________
                                    _____________________________________

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